UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
Preferred Stock Purchase Rights	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Fluor Corporation (the “Corporation”) sent a notice (the “Original Notice”) to participants and beneficiaries in the Fluor Corporation Employees’ Savings Investment Plan and the TRS 401(k) Retirement Plan (the “Plans”) on April 30, 2020, informing them of a blackout period during which participants will be prohibited from acquiring beneficial ownership of additional interests in the Fluor Corporation Common Stock Fund (the “Stock Fund”) as a result of the inability of the Corporation to timely file its annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. The notice indicated that the blackout period would begin on May 1, 2020 and end as soon as reasonably practicable after the Corporation becomes current in its financial reporting obligations.

On September 28, 2020, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction), the Corporation sent an updated notice (the "Updated Notice") to its directors and executive officers informing them that because the Stock Fund had been permanently eliminated as an investment alternative under the Plans effective September 1, 2020, the blackout period ended on September 1, 2020. A copy of the Updated Notice is attached as Exhibit 99.1.

Item 8.01	Other Events.

On September 23, 2020, the Corporation received a notice dated September 17, 2020 (the “Notice”) from Wells Fargo Bank, National Association, as Trustee (the “Trustee”), with respect to our unsecured debt facilities under the Indenture dated as of September 8, 2011 and the Third, Fourth, and Fifth Supplemental Indentures between and among the Corporation and the Trustee (collectively, the “Indenture”). The notice alerted the Corporation that it had failed to file the Corporation’s quarterly financial report for the quarter ended June 30, 2020 with the Trustee as and when required by Section 4.03(a) of the Indenture (the “Covenant Failure”). The Notice further asserted a “notice of default” under the Indenture and demanded that the Corporation remedy the default. Finally, the Notice asserted that under Section 5.01(c) of the Indenture, upon continuance of the default for a period of 90 days after receipt of the Notice (the “Cure Period”), the defaults shall (unless deleted or modified pursuant to the Indenture) become an Event of Default under Section 5.01(c) of the Indenture. Under Section 5.01 of the Indenture, if an Event of Default under Section 5.01 occurs and is continuing, then the Trustee by notice in writing to the Corporation may declare the principal of all series of securities outstanding under the Indenture to be due and payable immediately. While there remains work to be completed and there are no assurances as to timing, the Corporation expects to cure the Covenant Failure before the expiration of the Cure Period.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
99.1	Form of Notice of Termination of Blackout Period, dated September 28, 2020.
104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020	FLUOR CORPORATION

	By:	/s/John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary